	Date:	February 12, 2026
	Location:	Frisco, TX
	Contact:	Joe Fisher joefisher@publicstorage.com
News Release
PUBLIC STORAGE REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Public Storage (the “Company”) (NYSE: PSA) announced today its results for the quarter and year ended December 31, 2025 and its outlook for full-year 2026. In addition, the Company posted a related Investor Presentation to its website at investors.publicstorage.com.
Net income and core funds from operations (“Core FFO”) per share for the quarter and year are presented below:

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
Metric (per share)	2025	2024	$	%	2025	2024	$	%
Net Income	$2.60	$3.21	$(0.61)	(19.0)%	$9.01	$10.64	$(1.63)	(15.3)%
Core FFO	$4.26	$4.21	$0.05	1.2%	$16.97	$16.67	$0.30	1.8%
Highlights for the quarter:
•Achieved positive Same Store revenue growth in 56% of its markets (by revenues), increasing from 49% during the fourth quarter of 2024.
•Achieved a 78.4% Same Store net operating income margin.
•Acquired 13 self-storage facilities with 0.9 million net rentable square feet for $131.0 million.
•Delivered new developments and completed expansion projects adding 1.0 million net rentable square feet at $140.1 million in cost.
•Subsequent to year-end, the Company announced PS4.0TM, a generational leadership transition and strategic vision designed to accelerate long-term relative total shareholder return. Please see the accompanying press release at investors.publicstorage.com.
Highlights for the year:
•Acquired 87 self-storage facilities with 6.1 million net rentable square feet for $945.6 million.
•Delivered new developments and completed expansion projects adding 2.1 million net rentable square feet at $408.9 million in cost.
•As of year-end, the Company had various facilities in development and expansion expected to add 3.5 million net rentable square feet at an estimated cost of $609.9 million primarily over the next 18 to 24 months.
•The weighted average interest rate on the Company's total debt as of December 31, 2025 was 3.2%, with a weighted average term of 6.3 years.
“Public Storage’s fourth quarter results reflect differentiated strategies that continue to drive our performance,” said Joe Russell, President and Chief Executive Officer. “As industry fundamentals stabilize, new competitive supply declines, and acquisition market activity increases, we are well-positioned to capitalize on the opportunities ahead. With the launch of PS4.0, we are building on that foundation by elevating the customer and employee experience, accelerating value creation, and unlocking the next phase of long-term growth for Public Storage.”

2026 Guidance
Public Storage's guidance for NOI Growth (Same Store and Non-Same Store) and Core FFO per share is included in the table below, all of which are reconciled in our accompanying quarterly financial supplement.

	2026 Guidance
	Low	High
	(Dollar amounts in thousands, except per share data)
Same Store:
Revenue growth	(2.2)%	—%
Expense growth	1.5%	2.8%
Net operating income growth	(3.9)%	(0.5)%

Non-Same Store:
Non-Same Store net operating income	$335,000	$355,000

Core FFO per share:	$16.35	$17.00
*Additional guidance assumptions can be found in the Company’s accompanying quarterly financial supplement.
*As described in more detail in the Company’s accompanying quarterly financial supplement, consistent with applicable SEC rules, we do not provide guidance for GAAP net income per share, the most comparable GAAP financial measure, or a reconciliation of estimated 2026 Core FFO per share to estimated GAAP net income per share because we are unable to reasonably predict certain items that are included in GAAP net income, including gains or losses on sales of real estate investments.
Operating Results
“Strong existing customer performance paired with solid execution from our team driving new move-ins resulted in quarter-end occupancy that was 0.5% better year-over-year. That represents the first occupancy increase in over four years further reinforcing the fundamental stabilization leading into 2026,” said Chris Sambar, Chief Operating Officer. “We are maximizing revenue and NOI as the industry operating environment stabilizes.”
The operating results of our 2,565 Same Store Facilities (175.3 million net rentable square feet), which represent approximately 76% of the net rentable square feet in our U.S. consolidated portfolio, are as follow:

Same Store Summary	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change (a)	2025	2024	Change (a)

	(Dollar amounts in thousands, except for per square foot data)
Revenues	$936,172	$937,686	(0.2)%	$3,764,833	$3,763,553	—%
Direct Cost of Operations	202,585	195,505	3.6%	820,373	810,293	1.2%
Direct Net Operating Income (b)	733,587	742,181	(1.2)%	2,944,460	2,953,260	(0.3)%
Indirect Cost of Operations	(29,897)	(27,571)	8.4%	(115,545)	(109,041)	6.0%
Net Operating Income (b)	$703,690	$714,610	(1.5)%	$2,828,915	$2,844,219	(0.5)%

Gross Margin (before indirect costs)	78.4%	79.2%	(0.8)%	78.2%	78.5%	(0.3)%
Gross Margin (after indirect costs)	75.2%	76.2%	(1.0)%	75.1%	75.6%	(0.5)%

Average Occupancy	91.6%	91.8%	(0.2)%	92.0%	92.4%	(0.4)%

Realized annual rental income per (b):
Occupied square foot	$22.53	$22.49	0.2%	$22.54	$22.43	0.5%
Available square foot	$20.64	$20.64	—%	$20.74	$20.72	0.1%
(a)Represents the absolute nominal change with respect to gross margin and square foot occupancy, and the percentage change with respect to all other items.
(b)See Definitions for description of non-GAAP measures.
In addition to the Same Store Facilities, we have 606 primarily acquisition, development, and expansion facilities (54.1 million rentable square feet) in various stages of lease-up that represent the remaining 24% of the net rentable square feet in our portfolio. Revenues and net operating income from this non-same store pool grew 18.7% and 20.0%, respectively, during the quarter, and 14.6% and 16.5%, respectively, during the year.

Investment and Third-Party Management Activity
Acquisitions: During the quarter, we acquired 13 self-storage facilities with 0.9 million net rentable square feet for $131.0 million. For the year ended December 31, 2025 and including activity subsequent to year end, we acquired or were under contract to acquire 90 facilities with 6.3 million net rentable square feet for $966.3 million.
New Developments and Expansions: During the quarter, we completed new developments and various expansion projects, which contributed 1.0 million net rentable square feet at a cost of $140.1 million. For the year ended December 31, 2025, we opened 12 newly developed facilities and various expansion projects, which together contributed 2.1 million net rentable square feet at a cost of $408.9 million.
At December 31, 2025, we had various facilities in development (2.6 million net rentable square feet) estimated to cost $479.5 million and various expansion projects (0.9 million net rentable square feet) estimated to cost $130.4 million. In total, these development and expansion projects are expected to deliver 3.5 million net rentable square feet at an aggregate cost of approximately $609.9 million. The remaining $415.6 million of development costs for these projects are expected to be incurred primarily in the next 18 to 24 months.
Lending: During the quarter, we originated $48.4 million of bridge loan financing for third-party self-storage owners at an average rate of 7.7%. At year end, we have total notes receivable of $142.1 million at an average annual interest rate of 7.9%.
Third-Party Management: During the quarter, we added 28 facilities to our third-party property management program. At December 31, 2025, we managed 362 facilities (28.2 million net rentable square feet) through the program, and were under contract to manage 84 additional facilities (7.1 million net rentable square feet), including 78 facilities currently under construction.
Capital Markets Activity and Balance Sheet
The Company’s total indebtedness as of December 31, 2025 was $10.3 billion, with $1.15 billion, or 11.2%, maturing in 2026. As of December 31, 2025, the Company had approximately $2.4 billion of liquidity through a combination of cash, undrawn capacity on its credit facility, and expected retained cash flow over the next twelve months.
Selected balance sheet metrics as of December 31, 2025:

	Year Ended December 31,
Metric	2025	2024	Change (a)
Weighted Average Interest Rate	3.2%	3.1%	0.1%
Weighted Average Years to Maturity	6.3	6.7	(0.4)
Net Debt and Preferred Equity to EBITDA (b)	4.2x	3.9x	0.3x
EBITDA to Fixed Charges (b)	6.8x	6.9x	(0.1)x
Credit Ratings (Moody’s / S&P)	A2 / A	A2 / A	—
(a)Represents the absolute nominal change.
(b)Computations of EBITDA and Fixed Charges can be found in the Company’s accompanying quarterly financial supplement.
PS4.0 - A New Era of Leadership and Growth
Public Storage today unveiled PS4.0, a generational leadership transition and strategic vision designed to accelerate long-term relative total shareholder return through elevating the customer and employee experience, expanding margins and performance of its industry leading operating platform, and capturing the portfolio growth opportunity across a highly fragmented sector. As part of this strategic announcement, the Company announced that Joe Russell the Company’s President, Chief Executive Officer and a trustee, notified the Board of his decision to retire from the Company and our Board effective March 31, 2026. Tom Boyle, the Company's current Chief Financial and Investment Officer, has been appointed to Chief Executive Officer and a trustee, effective on April 1, 2026. In addition, Joe Fisher has joined the Company and has been appointed President, Chief Financial Officer effective February 16, 2026. Lastly, Ron Havner will be transitioning the Chairman of the Board role to Shankh Mitra effective April 1, 2026. The announcement, including all leadership and Board of Trustee transitions, can be found at investors.publicstorage.com.

Supplemental Information
This press release, our Form 10-K for the year ended December 31, 2025, the accompanying quarterly financial supplement, and additional information about Public Storage are available on our website, www.publicstorage.com.
Definitions (unaudited)
Annual contract rent: Represents the agreed upon monthly rate that is paid by our tenants in place at the time of measurement. Contract rates are initially set in the lease agreement upon move-in, and we adjust them from time to time with notice. Contract rent excludes other fees that are charged on a per-item basis, such as late charges and administrative fees, does not reflect the impact of promotional discounts, and does not reflect the impact of rents that are written off as uncollectible.
Funds Available for Distribution (“FAD”): FFO adjusted to exclude certain non-cash charges and to deduct recurring capital expenditures, which do not include capital expenditures for energy efficiencies including LED lighting and solar panel installation. We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment, and common distributions. We believe investors and analysts utilize FAD in a similar manner. FAD is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes investing and financing activities presented on our statements of cash flows. In addition, other REITs may compute this measure differently, so comparisons among REITs may not be helpful.
Funds from Operations (“FFO”) and FFO per diluted common share (“FFO per share”): Non-GAAP measures defined by Nareit. We believe that FFO and FFO per share are useful to REIT investors and analysts in measuring our performance because Nareit’s definition of FFO excludes items included in net income that do not relate to or are not indicative of our operating and financial performance. FFO represents net income before real estate-related depreciation and amortization, which is excluded because it is based upon historical costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FFO also excludes gains or losses on sale of real estate assets and real estate impairment charges, which are also based upon historical costs and are impacted by historical depreciation. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes investing and financing activities presented on our consolidated statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.
We also present “Core FFO” and “Core FFO per share” non-GAAP measures that represent FFO and FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) charges related to the redemption of preferred securities, and (iii) certain other non-cash and/or nonrecurring income or expense items primarily representing, with respect to the periods presented below, the impact of corporate transformation costs, loss contingencies, due diligence costs incurred in pursuit of strategic transactions, realized or unrealized gain or loss on private equity investments, income tax benefits from the sale of solar tax credits, a cash and stock hiring bonus for a new senior executive and amortization of acquired non real estate-related intangibles. We review Core FFO and Core FFO per share to evaluate our ongoing operating performance and we believe they are used by investors and REIT analysts in a similar manner. However, Core FFO and Core FFO per share are not substitutes for net income and net income per share. Because other REITs may not compute Core FFO or Core FFO per share in the same manner as we do, may not use the same terminology or may not present such measures, Core FFO and Core FFO per share may not be comparable among REITs.
Net operating income (“NOI”): Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical real estate costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. We utilize NOI in determining current property values, evaluating property performance, and evaluating property operating trends. We believe that investors and analysts utilize NOI in a similar manner. Direct net operating income (“Direct NOI”), a subtotal within NOI, is a non-GAAP financial measure that excludes the impact of supervisory payroll, centralized management costs, and share-based compensation in addition to depreciation and amortization expense. We utilize direct net operating income in evaluating property performance and in evaluating property operating trends as compared to our competitors. We believe that investors and analysts utilize NOI and Direct NOI in a similar manner. These measures are not a substitute for net income, operating cash flow, or other related financial measures, in evaluating our operating results. See Note 15 to our December 31, 2025 consolidated financial statements for a reconciliation of NOI to our total net income for all periods presented.
Realized annual rent per occupied square foot: Computed by dividing rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period. This measure excludes late charges and administrative fees in order to provide a better measure of our ongoing level of revenue. Late charges are dependent upon the level of delinquency, and administrative fees are dependent upon the level of move-ins. In addition, the rates charged for late charges and administrative fees can vary independently from rental rates. This measure takes into consideration promotional discounts, which reduce rental income.

Realized annual rent per available square foot: Computed by dividing rental income, before late charges and administrative fees, by the total available net rentable square feet for the period. Similar to realized annual rent per occupied square foot, this measure excludes late charges and administrative fees, and takes into consideration promotional discounts, which reduce rental income.
Retained Cash Flow: Non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company's liquidity. This metric is computed by reducing Operating Cash flows by Distributions and Capital Expenditures.
Same Store Facilities: Consist of facilities we have owned and operated on a stabilized level of occupancy, revenues, and cost of operations since January 1, 2023. The composition of our Same Store Facilities allows us more effectively to evaluate the ongoing performance of our self-storage portfolio by excluding the impact of fill-up of unstabilized facilities, which can significantly affect operating trends. We believe investors and analysts use Same Store Facilities information in a similar manner. However, because other REITs may not compute Same Store Facilities in the same manner as we do, may not use the same terminology or may not present such a measure, Same Store Facilities may not be comparable among REITs.

Fourth Quarter Conference Call
A conference call is scheduled for February 13, 2026 at 9:00 a.m. (PT) to discuss the fourth quarter earnings results. The domestic dial-in number is (877) 407-9039, and the international dial-in number is (201) 689-8470. A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “About Us, Investor Relations, News and Events, Event Calendar.” A replay of the conference call may be accessed through February 27, 2026 by calling (844) 512-2921 (domestic), (412) 317-6671 (international) (access ID number for either domestic or international is 13758108) or by using the link at www.publicstorage.com under “About Us, Investor Relations, News and Events, Event Calendar.”
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements relating to our 2026 outlook and all underlying assumptions, our expected acquisition, disposition, development, and redevelopment activity, supply and demand for our self-storage facilities, information relating to operating trends in our markets, expectations regarding operating expenses, including property tax changes, expectations regarding the impacts from inflation and changes in macroeconomic conditions, our strategic priorities, expectations with respect to financing activities, rental rates, cap rates, and yields, leasing expectations, our credit ratings, and all other statements other than statements of historical fact. Such statements are based on management’s beliefs and assumptions made based on information currently available to management and may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Risks and uncertainties that may impact future results and performance include, but are not limited to those risks and uncertainties described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2026 and in our other filings with the SEC. These include changes in demand for our facilities, changes in macroeconomic conditions, changes in national self-storage facility development activity, impacts from our strategic corporate transformation initiative, impacts of natural disasters, adverse changes in laws and regulations including governing property tax, evictions, rental rates, minimum wage levels, and insurance, adverse economic effects from public health emergencies, international military conflicts, international trade disputes (including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation), or similar events impacting public health and/or economic activity, increases in the costs of our primary customer acquisition channels, adverse impacts to us and our customers from high interest rates, inflation, unfavorable foreign currency rate fluctuations, or changes in federal or state tax laws related to the taxation of REITs, security breaches, including ransomware, or a failure of our networks, systems, or technology. These forward-looking statements speak only as of the date of this press release or as of the dates indicated in the statements. All of our forward-looking statements, including those in this press release, are qualified in their entirety by this cautionary statement. We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of these forward-looking statements, except when expressly required by law. Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, neither as predictions of future events nor guarantees of future performance.
About Public Storage
Public Storage, a member of the S&P 500, is a REIT that primarily acquires, develops, owns, and operates self-storage facilities. At December 31, 2025, we: (i) owned and/or operated 3,533 self-storage facilities located in 40 states with approximately 258 million net rentable square feet in the United States and (ii) owned a 35% common equity interest in Shurgard Self Storage Limited (Euronext Brussels: SHUR), which owned 332 self-storage facilities located in seven Western European countries with approximately 18 million net rentable square feet operated under the Shurgard® brand. Our headquarters are located in Frisco, Texas.

PUBLIC STORAGE
SELECTED FINANCIAL DATA
Same Store Operating Performance
(Unaudited – amounts in thousands except per square foot data)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change (c)	2025	2024	Change (c)

	(Dollar amounts in thousands, except for per square foot data)
Revenues (a):
Rental income	$904,478	$904,923	—%	$3,636,192	$3,633,672	0.1%
Late charges and administrative fees	31,694	32,763	(3.3)%	128,641	129,881	(1.0)%
Total revenues	936,172	937,686	(0.2)%	3,764,833	3,763,553	—%

Direct cost of operations (a):
Property taxes	90,763	84,197	7.8%	378,266	359,212	5.3%
On-site property manager payroll	33,510	34,156	(1.9)%	129,254	136,124	(5.0)%
Repairs and maintenance	19,208	18,634	3.1%	78,046	77,000	1.4%
Utilities	11,579	11,546	0.3%	49,633	49,144	1.0%
Marketing	20,972	22,117	(5.2)%	83,285	87,088	(4.4)%
Other direct property costs	26,553	24,855	6.8%	101,889	101,725	0.2%
Total direct cost of operations	202,585	195,505	3.6%	820,373	810,293	1.2%
Direct net operating income (d)	733,587	742,181	(1.2)%	2,944,460	2,953,260	(0.3)%
Indirect cost of operations (a)	(29,897)	(27,571)	8.4%	(115,545)	(109,041)	6.0%
Net operating income (b) (d)	$703,690	$714,610	(1.5)%	$2,828,915	$2,844,219	(0.5)%

Gross margin (before indirect costs)	78.4%	79.2%	(0.8)%	78.2%	78.5%	(0.3)%

Gross margin (after indirect costs)	75.2%	76.2%	(1.0)%	75.1%	75.6%	(0.5)%

Weighted average for the period:
Square foot occupancy	91.6%	91.8%	(0.2)%	92.0%	92.4%	(0.4)%

Realized annual rental income per (d):
Occupied square foot	$22.53	$22.49	0.2%	$22.54	$22.43	0.5%
Available square foot	$20.64	$20.64	—%	$20.74	$20.72	0.1%

At December 31:
Square foot occupancy				91.0%	90.5%	0.5%
Annual contract rent per occupied square foot (d)				$22.55	$22.72	(0.7)%
(a)Revenues and cost of operations do not include tenant reinsurance and merchandise sales and expenses generated at the facilities.
(b)See reconciliation of self-storage NOI to net income provided below.
(c)Represents the absolute nominal change with respect to gross margin and square foot occupancy, and the percentage change with respect to all other items.
(d)See Definitions for description of non-GAAP measures.

PUBLIC STORAGE
SELECTED CONSOLIDATED INCOME STATEMENT DATA
(Unaudited – Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenues:
Self-storage facilities	$1,128,920	$1,100,097	$4,489,413	$4,395,993
Ancillary operations	86,872	77,330	334,700	299,623
Total revenues	1,215,792	1,177,427	4,824,113	4,695,616

Expenses:
Self-storage cost of operations	296,702	278,370	1,177,038	1,136,720
Ancillary cost of operations	32,571	32,404	132,937	121,281
Depreciation and amortization	295,545	280,891	1,151,840	1,129,766
Real estate acquisition and development expense	6,752	6,352	19,550	15,506
General and administrative	26,988	32,547	106,682	106,677
Interest expense	81,185	72,135	304,495	287,401
Total expenses	739,743	702,699	2,892,542	2,797,351

Other increases (decreases) to net income:
Interest and other income	16,064	14,964	63,099	67,212
Equity in earnings (loss) of unconsolidated real estate entity	4,533	4,363	9,604	19,821
Foreign currency exchange gain (loss)	(1,717)	122,824	(215,583)	102,244
Gain (Loss) on sale of real estate	403	109	1,113	1,537
Income before income taxes	495,332	616,988	1,789,804	2,089,079
Income tax (provision) benefit	14,725	1,373	7,228	(4,669)
Net income	510,057	618,361	1,797,032	2,084,410
Allocation to noncontrolling interests	(2,982)	(3,754)	(12,684)	(12,399)
Net income allocable to Public Storage shareholders	507,075	614,607	1,784,348	2,072,011
Allocation of net income to:
Preferred shareholders	(48,674)	(48,674)	(194,703)	(194,703)
Restricted share units and unvested LTIP units	(1,422)	(1,535)	(4,060)	(4,623)
Net income allocable to common shareholders	$456,979	$564,398	$1,585,585	$1,872,685

Per common share:
Net income per common share – Basic	$2.60	$3.22	$9.04	$10.68
Net income per common share – Diluted	$2.60	$3.21	$9.01	$10.64
Weighted average common shares – Basic	175,468	175,198	175,447	175,351
Weighted average common shares – Diluted	175,859	175,934	175,902	176,038

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Reconciliation of Net Income to FFO and Core FFO and FFO to Funds Available for Distribution
(Unaudited – amounts in thousands except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Percentage Change	2025	2024	Percentage Change

Reconciliation of Net Income to FFO and Core FFO (a):
Net income allocable to common shareholders	$456,979	$564,398	(19.0)%	$1,585,585	$1,872,685	(15.3)%
Eliminate items excluded from FFO:
Real estate-related depreciation and amortization	292,675	278,003		1,140,377	1,117,752
Real estate-related depreciation from unconsolidated real estate investment	13,806	12,650		59,470	44,181
Real estate-related depreciation allocated to noncontrolling interests, restricted share unitholders and unvested LTIP unitholders	(1,878)	(1,263)		(8,216)	(7,167)
Impairment write-down of real estate investments	402	—		4,348	—
Gains on sale of real estate investments, including our equity share from investment	(403)	(109)		(1,113)	(1,537)
FFO allocable to common shares (a)	$761,581	$853,679	(10.8)%	$2,780,451	$3,025,914	(8.1)%
Eliminate items excluded from Core FFO (a):
Adjustments to G&A Expense:
Contingency reserve	—	—		290	3,300
Corporate transformation costs	1,697	—		4,875	—
Transaction costs	—	—		3,146	—
Hiring bonus for a new senior executive	—	3,507		—	3,507
Other Non-Core Adjustments:
Foreign currency exchange (gain) loss	1,717	(122,824)		215,583	(102,244)
Unrealized (gain) loss on private equity investments	501	385		(3,859)	(4,355)
Income tax provision (benefit)	(15,847)	—		(15,847)	—
Other items	204	6,215		850	8,946
Core FFO allocable to common shares (a)	$749,853	$740,962	1.2%	$2,985,489	$2,935,068	1.7%

Reconciliation of FFO to FAD:
FFO allocable to common shares	$761,581	$853,679	(10.8)%	$2,780,451	$3,025,914	(8.1)%
Eliminate effect of items included in FFO but not FAD:
Share-based compensation expense in excess of cash paid	4,368	6,274		31,256	32,080
Foreign currency exchange (gain) loss	1,717	(122,824)		215,583	(102,244)
Less:
Capital expenditures to maintain real estate facilities	(80,559)	(60,857)		(218,763)	(234,541)
Capital expenditures for property enhancements	—	(17,004)		—	(126,324)
FAD (a)	$687,107	$659,268	4.2%	$2,808,527	$2,594,885	8.2%

Per diluted common share:
FFO per share (a)	$4.33	$4.85	(10.7)%	$15.81	$17.19	(8.0)%
Core FFO per share (a)	$4.26	$4.21	1.2%	$16.97	$16.67	1.8%
(a)See Definitions for description of non-GAAP measures.

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to Net Income
(Unaudited – amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Self-storage revenues for:
Same Store Facilities	$936,172	$937,686	$3,764,833	$3,763,553
Acquired Facilities	70,756	47,788	246,669	185,924
Newly Developed and Expanded Facilities	48,740	43,154	183,022	160,615
Other Non-Same Store Facilities	73,252	71,469	294,889	285,901
Self-storage revenues	1,128,920	1,100,097	4,489,413	4,395,993

Self-storage cost of operations for:
Same Store Facilities	232,482	223,076	935,918	919,334
Acquired Facilities	22,962	15,407	79,167	61,068
Newly Developed and Expanded Facilities	14,959	14,341	58,383	52,810
Other Non-Same Store Facilities	26,299	25,546	103,570	103,508
Self-storage cost of operations	296,702	278,370	1,177,038	1,136,720

Self-storage NOI for:
Same Store Facilities	703,690	714,610	2,828,915	2,844,219
Acquired Facilities	47,794	32,381	167,502	124,856
Newly Developed and Expanded Facilities	33,781	28,813	124,639	107,805
Other Non-Same Store Facilities	46,953	45,923	191,319	182,393
Self-storage NOI (a)	832,218	821,727	3,312,375	3,259,273

Ancillary revenues	86,872	77,330	334,700	299,623
Ancillary cost of operations	(32,571)	(32,404)	(132,937)	(121,281)
Depreciation and amortization	(295,545)	(280,891)	(1,151,840)	(1,129,766)
Real estate acquisition and development expense	(6,752)	(6,352)	(19,550)	(15,506)
General and administrative expense	(26,988)	(32,547)	(106,682)	(106,677)
Interest and other income	16,064	14,964	63,099	67,212
Interest expense	(81,185)	(72,135)	(304,495)	(287,401)
Equity in earnings (loss) of unconsolidated real estate entity	4,533	4,363	9,604	19,821
Gain on sale of real estate	403	109	1,113	1,537
Foreign currency exchange gain (loss)	(1,717)	122,824	(215,583)	102,244
Income tax (provision) benefit	14,725	1,373	7,228	(4,669)
Net income	$510,057	$618,361	$1,797,032	$2,084,410
(a)See Definitions for description of non-GAAP measures.

PUBLIC STORAGE
SELECTED CONSOLIDATED BALANCE SHEET DATA
(Unaudited – Amounts in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
ASSETS
Cash and equivalents	$318,095	$447,416
Real estate facilities, at cost:
Land	5,952,072	5,711,685
Buildings	24,126,185	22,767,053
Total land and buildings, at cost	30,078,257	28,478,738
Accumulated depreciation	(11,468,054)	(10,426,186)
Total land and buildings, net	18,610,203	18,052,552
Construction in process	194,355	308,101
Total real estate facilities, net	18,804,558	18,360,653

Investment in unconsolidated real estate entity	388,586	382,490
Goodwill and other intangible assets, net	251,613	282,187
Notes receivable	142,108	9,976
Other assets	303,644	272,212
Total assets	$20,208,604	$19,754,934

LIABILITIES AND EQUITY
Notes payable	$10,253,881	$9,353,034
Accrued and other liabilities	612,889	588,248
Total liabilities	10,866,770	9,941,282

Commitments and contingencies

Equity:
Public Storage shareholders’ equity:
Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 174,000 shares issued (in series) and outstanding, (174,000 shares at December 31, 2024) at liquidation preference	4,350,000	4,350,000
Common Shares, $0.10 par value, 650,000,000 shares authorized, 175,500,243 shares issued (175,408,393 shares at December 31, 2024)	17,550	17,541
Paid-in capital	6,147,650	6,116,113
Accumulated deficit	(1,219,273)	(699,083)
Accumulated other comprehensive loss	(47,799)	(71,965)
Total Public Storage shareholders’ equity	9,248,128	9,712,606
Noncontrolling interests	93,706	101,046
Total equity	9,341,834	9,813,652
Total liabilities and equity	$20,208,604	$19,754,934